Exhibit 10.8

PROXY AGREEMENT (SECOND RESTATEMENT)

This Proxy Agreement (this “Agreement”) is entered into by and among the following parties on June 8, 2017:

(1)	Rise Tianjin Education Information Consulting Co., Ltd. (“WFOE”), a wholly foreign owned enterprise registered in the People’s Republic of China (“PRC”) with its address at No. B206, B212, B213, B214, B217, B221, 2nd Floor, No,1 Building, No.8 Huanhe West Road, Tianjin Free Trade Zone (Airport Economic Zone), PRC;

(2)	Yiding Sun (ID Card No.: )(“Shareholder A”), a PRC citizen with an address at No.103-105, Andrews Estate, No.181 Gaobeidian Road, Chaoyang District, Beijing, PRC;

(3)	Peng Zhang, (ID Card No.: ) (“Shareholder B”, together with Shareholder A, the “Shareholders”), a PRC citizen with an address at Room 206, No.6 Building, No.88 Lane, Huichuan Road, Changning District, Shanghai, PRC; and

(4)	Beijing Step Ahead Education Technology Development Co., Ltd. (“Domestic Company”), a limited liability company registered in Beijing, PRC with its address at No. C01-1 Room, 4th Floor, No. 42 Beiyuan Road, Chaoyang District, Beijing, PRC.

The WFOE, the Shareholders and the Domestic Company are hereinafter collectively referred to as the “Parties” and individually, as a “Party”.

Whereas:

(A)	Zihong Wang transferred 20% of the equity interests in the Domestic Company to Shareholder A; Shareholder B holds 80% of the equity interests in the Domestic Company; and

(B)	Zihong Wang, Shareholder B, the WFOE and the Domestic Company entered into the Proxy Agreement (Restatement) on November 11, 2016, in which Zihong Wang and Shareholder B entrusted the WFOE to exercise their rights as the shareholders of the Domestic Company. Considering that Zihong Wang transferred 20% of the equity interests in the Domestic Company to Shareholder A, Zihong Wang, the WFOE, the Domestic Company and Shareholder B entered into the Termination Agreement to terminate Zihong Wang’s contractual relationship with other parties in the Proxy Agreement (Restatement) on June 8, 2017. The Parties wish to further restate the Proxy Agreement (Second Restatement), in which the Shareholders entrust the WFOE to exercise their rights as the shareholders of the Domestic Company.

Therefore, the Parties enter into this Agreement as follows upon friendly negotiation:

1.	Irrevocable Proxy

1.1	Each of the Shareholders hereby irrevocably appoints the WFOE, from the date of this Agreement until the termination of this Agreement in accordance with its terms, as his/her proxy and authorizes the WFOE to exercise at WFOE’s absolute discretion the following rights enjoyed by him/her as a Shareholder of the Domestic Company in accordance with the articles of association of the Domestic Company then in effect (collectively, the “Proxy Rights”):

(1)	attending shareholders’ meetings as proxy of the Shareholders;

(2)	exercising voting rights on behalf of the Shareholders on all matters to be resolved at shareholders’ meetings and sign on behalf of the Shareholders the shareholders’ resolutions;

(3)	proposing to convene interim shareholders’ meetings;

(4)	making proposals on the matters to be discussed and voted on at shareholders’ meetings;

(5)	signing minutes of shareholders’ meeting;

(6)	filing documents with the relevant companies registry; and

(7)	exercising such other shareholder’s rights set forth under the articles of association of the Domestic Company (as amended from time to time).

1.2	The Shareholders hereby acknowledge that any and all actions taken by the WFOE in exercising the Proxy Rights in accordance with the provisions under this Agreement shall be binding upon them.

1.3	The Shareholders hereby acknowledge that the WFOE is not required to seek advice from the Shareholders prior to exercising the Proxy Rights. However, the WFOE shall inform the Shareholders to the extent possible of any exercise by it of the Proxy Rights.

1.4	The Shareholders shall not, in any manner or under any circumstance, exercise the rights which have been granted to the WFOE under Article 1.1 above, unless expressly permitted by the WFOE in writing.

2.	Information Rights and Consent of the Domestic Company

2.1	The Domestic Company shall provide copies of any notices or other communications that it sends to the Shareholders for WFOE at the same time as such notices or other communications are provided for the Shareholders, and the WFOE shall have access to and may inspect and copy all information or documents to which the Shareholders have access.

2.2	The Domestic Company acknowledges the Proxy Rights granted herein and agrees to cooperate with the WFOE in its exercise of the Proxy Rights.

2.3	The Parties hereby confirm and agree that after the death (or declaration of death) of any Shareholder, (i) the equity interests of the Domestic Company held by such Shareholder shall be gifted to and owned by the WFOE (or its designated entity or individual), whereupon the WFOE has the disposition right of such equity interests on its own; (ii) the Domestic Company and other Shareholders shall not acknowledge that the legal heir of such Shareholder or other successor designated by such Shareholder has become the Shareholder(s) of the Domestic Company.

3.	Exercise of Proxy Rights

3.1	The WFOE may from time to time and at any time designate any of its directors, management or shareholders to exercise any or all of the Proxy Rights without the prior consent of the Shareholders or the Domestic Company.

3.2	The Shareholders shall provide the WFOE with all assistance required by the WFOE in its exercise of the Proxy Rights, including signing the shareholders’ resolutions or other legal documents when necessary or desirable to meet the requirement of the government authorities from time to time.

3.3	If at any time during the term of this Agreement, the Proxy Rights and the exercise of the Proxy Rights under this Agreement become illegal or unenforceable for any reason other than by reason of any Shareholder’s or the Domestic Company’s breach of this Agreement, the Parties shall immediately seek and make other arrangements and, if necessary or desirable, enter into one or more amendment or supplementary agreements to amend or supplement the provisions herein, in order to ultimately achieve the purpose of this Agreement.

4.	Indemnification

4.1	The Domestic Company shall indemnify the WFOE for and hold it harmless against any loss or damage incurred or likely to be incurred by the WFOE due to the exercise of the Proxy Rights in accordance with this Agreement, including, without limitation, any loss or damage resulting from any litigation, action, arbitration or claim initiated or made by any third party, any administrative investigation or penalty or sanction imposed by any governmental authorities. However, the Domestic Company will not indemnify the WFOE for losses incurred or damages suffered due to WFOE’s willful misconduct or gross negligence.

5.	Representations and Warranties

5.1	Each of the Shareholders hereby represents and warrants as follows:

(a)	Each of the Shareholders is a PRC citizen with power and capacity to execute and perform its obligations under this Agreement.

(b)	The execution and performance of this Agreement by the Shareholders does not violate any laws and regulations or government approvals, authorizations, notices or other governmental documents having binding effect on or affecting the Shareholders, nor does it violate any agreements between the Shareholders and any third party or any covenants made to any third party.

(c)	This Agreement constitutes the legal, valid and binding obligations of the Shareholders when it is duly executed by the Shareholders.

(d)	The Shareholders constitute the only legal owners of the equity interests in the Domestic Company, with no existing dispute concerning the ownership of the equity interests in the Domestic Company. The WFOE may fully and sufficiently exercise the Proxy Rights under this Agreement in accordance with the articles of association of the Domestic Company.

(e)	As of the date of this Agreement, there is no effectively existing proxy or power of attorney with respect to any of the Proxy Rights entrusted or granted by the Shareholders.

5.2	The WFOE hereby represents and warrants as follows:

(a)	The WFOE is a wholly foreign owned enterprise duly registered and existing under the PRC law.

(b)	The WFOE has the power to execute and perform its obligations under this Agreement. The execution and performance of this Agreement by the WFOE is in compliance with the articles of association or other organizational documents of the WFOE, and the WFOE has obtained all necessary and appropriate approvals and authorizations for the execution and performance of this Agreement.

(c)	The execution and performance of this Agreement by the WFOE does not violate any laws and regulations or government approvals, authorizations, notices or other governmental documents having binding effect on or affecting the WFOE, nor does it violate any agreements between the WFOE and any third party or any covenants made to any third party.

(d)	This Agreement constitutes the lawful, valid and enforceable obligations of the WFOE.

5.3	The Domestic Company hereby represents and warrants as follows:

(a)	The Domestic Company is a limited liability company duly registered and existing under the PRC law.

(b)	Each of the Shareholders and the Domestic Company has the power to execute and perform his/her or its obligations under this Agreement. The execution and performance of this Agreement by the Domestic Company is in compliance with the articles of association or other organizational documents of the Domestic Company, and the Domestic Company has obtained all necessary and appropriate approvals and authorizations for the execution and performance of this Agreement.

(c)	The execution and performance of this Agreement by each of the Shareholders and the Domestic Company does not violate any laws and regulations or government approvals, authorizations, notices or other governmental documents having binding effect on or affecting any of the Shareholders or the Domestic Company, nor does it violate any agreements between any of the Shareholders or the Domestic Company and any third party or any covenants made to any third party.

(d)	This Agreement constitutes the lawful, valid and enforceable obligations of the Domestic Company.

(e)	The Shareholders constitute the only legal owners of the equity interests in the Domestic Company. The WFOE may fully and sufficiently exercise the Proxy Rights under this Agreement in accordance with the articles of association of the Domestic Company.

6.	Confidentiality

The Parties undertake and acknowledge that any oral or written information exchanged among them with respect to this Agreement constitutes confidential information. The Parties shall maintain the confidentiality of all such information. Without the prior written consent of the Party who provides such information, none of the Parties shall disclose any confidential information to any third party, except in the following circumstances: (a) such information is or comes into the public domain (through no fault or disclosure by the receiving party); (b) information required to be disclosed by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by the legal counsel or financial advisor of any Party regarding the transactions contemplated hereunder, and such legal counsel or financial advisor is also bound by duties of confidentiality similar to the duties set forth in this Article. Disclosure of any confidential information by any staff, employee or consultant of any Party shall be deemed as disclosure of such confidential information by such Party, for which the Party shall be held liable for breach of this Agreement. This Article shall survive the termination of this Agreement for any reason.

7.	Term of Agreement

7.1	This Agreement shall become effective upon the execution of this Agreement by the Parties, and, unless the Parties terminate the Agreement in writing, this Agreement will remain effective indefinitely as long as at least one of the Shareholders remain as a shareholder of the Domestic Company.

7.2	In the event that a Shareholder transfers all of his/her equity interests in the Domestic Company after securing prior consent from the WFOE, such Shareholder shall no longer be a Party to this Agreement, but the obligations and undertakings of the other Parties under this Agreement shall not be adversely affected thereby.

8.	Notices

All notices, claims, certificates, requests, demands and other communications under this Agreement shall be made in writing and shall be delivered to any Party hereto by hand or sent by facsimile, or sent, postage prepaid, by reputable overnight courier services at the following addresses (or at such other address for such Party as shall be specified by notice), and shall be deemed given when so delivered by hand, or if sent by facsimile, upon receipt of a confirmed transmittal receipt, or if sent by overnight courier, five (5) days after delivery to or pickup by the overnight courier service:

If to WFOE:	Rise Tianjin Education Information Consulting Co., Ltd.

Address:	No. B206, B212, B213, B214, B217, B221, 2nd Floor, No,1 Building, No.8 Huanhe West Road, Tianjin Free Trade Zone (Airport Economic Zone), PRC
Telephone:	13910985656
Attention:	Yiding SUN

with a copy to:	Bain Capital Asia, LLC
Address:	51/F Cheung Kong Center, 2 Queen’s Road Central, Hong Kong
Contact:	Drew Chen
Telephone:	+852 3656-6881

If to Shareholder A:	Yiding SUN

Address:	No.103-105, Andrews Estate, No.181 Gaobeidian Road, Chaoyang District, Beijing, PRC
Telephone:	13910985656

If to Shareholder B:	Peng ZHANG

Address:	Room 206, No. 6 Building, No. 88 Lane, Huichuan Road, Changning District, Shanghai, PRC
Telephone:	15921601703

If to Domestic Company:	Beijing Step Ahead Education Technology Development Co., Ltd.

Address:	No. C01-1 Room, 4th Floor, No. 42 Beiyuan Road, Chaoyang District, Beijing, PRC
Telephone:	13910985656
Attention:	Yiding SUN

9.	Liability for Default

9.1	The Parties agree and confirm that, if any Party (hereinafter the “Defaulting Party”) breaches substantially any of the provisions herein or fails substantially to perform any of the obligations under this Agreement, it shall constitute a default under this Agreement (hereinafter a “Default”), and any of the non-default Parties shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of a non-defaulting Party notifying the Defaulting Party in writing and requiring it to rectify the Default, the non-defaulting Party shall have the right at its own discretion to select any of the following remedial measures:

(1)	to terminate this Agreement and require the Defaulting Party to indemnify it for all damages suffered; or

(2)	to seek mandatory performance of the obligations of the Defaulting Party hereunder and require the Defaulting Party to indemnify it for all damages suffered.

9.2	Notwithstanding the above Article 9.1, the Parties agree and confirm that in no circumstances shall any Shareholder request the termination of this Agreement for any reason.

9.3	The rights and remedies prescribed herein are cumulative, and other rights or remedies prescribed by the law are not precluded.

9.4	Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.

10.	Applicable Law and Dispute Resolution

10.1	The formation, validity, interpretation, performance, amendment, termination and dispute resolution of this Agreement shall be governed by PRC laws.

10.2	Any dispute arising from the interpretation and performance of this Agreement shall first be resolved through friendly consultations by the Parties. If the dispute fails to be resolved within thirty (30) days after one Party gives notice requesting consultations to the other Parties, any Party may submit such dispute to China International Economic and Trade Arbitration Commission (hereinafter the “CIETAC”) for arbitration in Beijing in accordance with then effective arbitration rules of the CIETAC. The arbitral tribunal shall consist of three (3) arbitrators who may or may not be on the CIETAC’s list of arbitrators, of which one arbitrator shall be selected by the WFOE and one arbitrator shall be jointly selected by the Domestic Company and its Shareholders. The third arbitrator, who shall be the presiding arbitrator of the arbitral tribunal, and shall be jointly selected by the two arbitrators selected by the Parties. The arbitration award shall be final and binding on all Parties.

10.3	During the existence of any dispute, the Parties shall continue to exercise their remaining respective rights, and fulfill their remaining respective obligations under this Agreement, except insofar as the same may relate directly to the matters in dispute.

10.4	Notwithstanding the foregoing, the Parties agree that any of them may seek interim measures including property preservation in relation to the provisions of this Agreement or the Parties’ performance of it from any court of competent jurisdiction.

11.	Miscellaneous

11.1	The WFOE may, upon notice to the Shareholders and the Domestic Company but without Shareholders’ and the Domestic Company’s consent, assign its rights and/or obligations hereunder to any third party. The Shareholders or the Domestic Company may not, without WFOE’s prior written consent, assign their rights, obligations and/or liabilities hereunder to any third party. Successors or permitted assignees (if any) of the Shareholders and the Domestic Company shall be bound by, and continue to perform, the obligations of the Shareholders and the Domestic Company under this Agreement.

11.2	This Agreement is made in four (4) originals in Chinese. Each Party shall keep one (1) original.

11.3	This Agreement may not be amended or modified in any manner except by an instrument in writing signed by the Parties hereto.

11.4	No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the Parties. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any Party to exercise any right or privilege hereunder shall be deemed a waiver of such Party’s rights or privileges hereunder or shall be deemed a waiver of such Party’s rights to exercise the same at any subsequent time or times hereunder.

11.5	If any provision of this Agreement is deemed or becomes invalid, illegal or unenforceable, such provision shall be construed or deemed amended to conform to applicable laws so as to be valid and enforceable; or, if it cannot be so construed or deemed amended without materially altering the intention of the Parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

11.6	Each Party shall use all reasonable efforts to do and perform, or cause to be done and performed, all such acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as may be necessary or desirable to give effect to the terms and intent of this Agreement and any ancillary documents. If required under any applicable laws, regulations or listing rules or required or deemed desirable by any stock exchange, government or other regulatory authority in connection with the initial public offering and listing of the shares in the Potential Listed Company (“IPO”) or the initial public offering and listing of the shares in any company which adopts a variable interest entity (VIE) structure (the “IPO Requirements”), each Shareholder agrees and undertakes to (a) take all such actions (including the amendment of this Agreement and its appendices, any authorizations, documents and notices entered into or delivered in connection with this Agreement and the execution of additional documents) to comply with or, as applicable, meet the IPO Requirements and (b) take all actions referred to in paragraph (a) above within 3 Business Days upon request by the WFOE. For the purpose of this clause, “Potential Listed Company” means such other company which beneficially owns, whether directly or indirectly, the equity interests in the WFOE and operates its business in the PRC through the WFOE and the Domestic Company, as identified by WFOE or its actual controller and notified by the WFOE to the other parties as the Potential Listed Company under this paragraph. The “Business Day” referred to in this Agreement means any day except for a Saturday, Sunday or China’s statutory holiday.

11.7	This Agreement may be executed in any counterparts and all counterparts so executed shall constitute one agreement which shall be binding on all of the Parties hereto, notwithstanding that all of the Parties are not signatory to the original or the same counterpart.

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IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Parties as of the date first above written.

Rise Tianjin Education Information Consulting Co., Ltd. (seal)
[Company seal is affixed]

By:	/s/ Yiding SUN
Yiding SUN
Title:	Legal Representative

Shareholders of the Domestic Company:

Yiding SUN:	/s/ Yiding SUN

Peng ZHANG:	/s/ Peng ZHANG

Beijing Step Ahead Education Technology Development Co., Ltd. (seal)
[Company seal is affixed]

By:	/s/ Yiding SUN
Yiding SUN
Title:	Legal Representative

Signature Page to Proxy Agreement (Second Restatement)